UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2016
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia	30701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2016, Mohawk Industries, Inc. (“Mohawk”) amended its existing program for the issuance of unsecured commercial paper in European capital markets (“ECP”) to add Mohawk as a direct issuer of commercial paper under the program and to increase the program limit from €1.00 billion to $1.80 billion (or the equivalent amount in alternative currencies). Previously, Mohawk could only issue ECP through one of its indirect wholly owned subsidiaries, Mohawk Capital Luxembourg S.à r.l.

The foregoing description of Mohawk’s European commercial paper program does not purport to be a complete summary and is qualified by reference to the summary that was included as Item 2.03 to Mohawk’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2015 and is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	April 1, 2016	By:	/s/ R. David Patton
R. David Patton
VP-Business Strategy, General Counsel and Secretary